Exhibit 99.3

CONN'S, INC. PROVIDES UPDATE ON SECURITIZATION TRANSACTION AND
ANNOUNCES AUTHORIZATION OF SECURITIES REPURCHASES AND
TERMINATION OF STOCKHOLDERS' RIGHTS PLAN

THE WOODLANDS, TEXAS, September 9, 2015 – Conn’s, Inc. (NASDAQ:CONN), disclosed earlier today that it has entered into an agreement to securitize $1.4 billion of retail installment contract receivables, with closing expected on or about September 10, 2015. This transaction represents the successful outcome of the Company’s previously announced exploration of strategic alternatives to enhance value for stockholders. In addition, and as part of Conn’s ongoing commitment to returning value to stockholders, the Company’s Board of Directors has authorized the repurchase of up to $75.0 million of its outstanding common stock or senior notes. Conn’s has also terminated the Company’s stockholder rights plan, which was put in place upon the initiation of the strategic review in October 2014.

Update on Sale of Retail Installment Contract Receivables

Theodore M. Wright, Conn’s Executive Chairman, commented, "We are pleased to have entered into this transaction. The advance rate we received is a compelling indicator of the value of our loan portfolio. This transaction represents a significant milestone in diversifying the Company’s capital structure to improve access to capital and is a critical step in our progression to an asset-light business model."

The securitization transaction which was disclosed today did not include sale of the residual equity in the securitization portfolio. Conn’s is engaged in a process to sell the residual equity of the securitized portfolio. The Company may elect to retain all or a portion of the residual equity in the securitized portfolio if that is determined to be in the best interest of its stockholders.

In October 2014, the Company announced that its Board of Directors authorized management to explore a full range of strategic alternatives to enhance value for stockholders. In March 2015, it announced that the Board authorized management to actively pursue the sale of all or a portion of the loan portfolio, or other refinancing of the loan portfolio. This transaction represents the completion of the initial sale process and Conn’s intends to execute periodic securitizations of future originated loans including the sale of any remaining residual equity. This approach creates a diversified capital structure that provides the Company with access to multiple debt markets by maintaining its existing asset-based revolving credit facility and its outstanding senior notes.

Under the terms of this transaction, the loan principal and interest payment cash flows will go first to the holders of the securitization bonds, and then to the residual equity holders. Conn’s will retain the servicing of the securitized loan portfolio and will collect a monthly fee of 4.75% (annualized) based on the outstanding balance of the securitized receivables. For the month ended August 31, 2015, the resulting servicing revenue to Conn’s is expected to be approximately $5.7 million. This amount will decline over time as the loan balances are paid off. In addition, Conn’s will retain all credit insurance income together with certain recoveries related to credit insurance and repair service agreements on charged-off accounts.

Conn’s expects that the securitized customer receivables will be derecognized from its balance sheet if it executes a sale of all or a significant portion of the residual equity, subject to meeting certain accounting requirements. If a significant portion of the residual equity is not sold, the debt and securitized portfolio will remain on the Company’s balance sheet. The receivables and the debt will be held in a legally isolated, bankruptcy remote entity. As a result, the debt is non-recourse to Conn’s and the financial risk to the Company is limited to the net book value of the residual equity retained (which is the net book value of the receivables, plus the cash reserve, minus the securitized debt).

The Company anticipates that the financial terms (advance rates and interest rates) of future securitization transactions will improve based on the following factors:

•	Future pools are expected to be recently originated receivables, which have traditionally had lower net losses as a percentage of the pool, than a seasoned pool;

•	There are higher amounts of anticipated future interest earnings to be realized from accounts which will ultimately be repaid;

•	Repeat issuers typically receive improved financial terms after their first transaction in the securitization market; and

•	The Company anticipates obtaining ratings for its future transactions.

When the securitization transaction closes, the significant proceeds made available to Conn’s will enable the Company to pay down its asset-based credit line and have approximately $380.0 million in cash on the balance sheet. The Company intends to initially use cash proceeds from the transaction to pay off the outstanding balance on the Company’s asset-based revolving credit facility. Considering cash on hand, the immediate impact of this transaction will be leverage neutral.

Authorization of Securities Repurchases

The Board of Directors authorized an aggregate repurchase program of up to $75.0 million (the maximum amount permitted under the Company’s credit facility and senior note indenture) consisting of (i) shares of the Company's outstanding common stock; (ii) 7.250% Senior Notes Due 2022; or (iii) a combination thereof. Common stock and senior note repurchases may be made from time to time on the open market or through privately negotiated transactions, at management’s discretion, based on market and business conditions. The Company has no obligation to repurchase shares or senior notes under the authorization, and the timing and value of the shares and notes that are repurchased will be at the discretion of management and will depend on a number of factors, including the price of the Company's common stock and the senior notes. The Company may suspend or discontinue repurchases at any time without notice.

Mr. Wright added, "We will continue to invest in our business and believe the repurchase programs underscore our confidence in our long-term growth prospects, consistent with our overall commitment to generate continued profitable growth and enhanced long-term shareholder value."

The Company is considering alternatives for further use of the net proceeds from the securitization transaction, including funding the growth of the business and potentially providing additional returns of capital to stockholders or additional repurchases of senior notes. Conn’s has entered into an amendment of its credit facility with its lenders to permit the securitization transaction and to allow for the repurchase program. Additional repurchases of Conn’s common stock or senior notes above the $75.0 million would require further amendment to the Company’s credit agreement and indenture governing its senior notes.

Termination of Stockholders’ Rights Plan

In connection with the completion of the Company’s strategic review, the Board of Directors has approved the termination of the Company’s stockholders’ rights plan, effective at the close of the securitization transaction, currently anticipated to take place on or about September 10, 2015. The Company adopted its stockholders’ rights plan in October 2014 to enable management and the Board to explore strategic alternatives while reducing the likelihood that any person or group would gain control of Conn’s through open market accumulation or otherwise without appropriately compensating all of the Company's stockholders.

None of the securities described in this press release have been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, and there shall not be any offer or sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

About Conn’s, Inc.

Conn’s is a specialty retailer currently operating approximately 95 retail locations in Arizona, Colorado, Georgia, Louisiana, Mississippi, Nevada, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company’s primary product categories include:

•	Furniture and mattress, including furniture and related accessories for the living room, dining room and bedroom, as well as both traditional and specialty mattresses;

•	Home appliance, including refrigerators, freezers, washers, dryers, dishwashers and ranges;

•	Consumer electronics, including LCD, LED, 3-D and Ultra HD televisions, Blu-ray players, home theater and portable audio equipment; and

•	Home office, including computers, printers and accessories.

Additionally, Conn’s offers a variety of products on a seasonal basis. Unlike many of its competitors, Conn’s provides flexible in-house credit options for its customers in addition to third-party financing programs and third-party rent-to-own payment plans.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include information concerning the Company’s future financial performance, business strategy, plans, goals and objectives. Statements containing the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect the Company’s ability to achieve the results either expressed or implied by the Company’s forward-looking statements including, but not limited to: general economic conditions impacting the Company's customers or potential customers; the Company’s ability to close the securitization of its loan portfolio or to sell the residual equity on favorable terms; the Company’s ability to execute periodic securitizations of future originated loans including the sale of any residual equity on favorable terms; the Company's ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of the Company’s credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of the Company’s planned opening of new stores; technological and market developments and sales trends for the Company’s major product offerings; the Company’s ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of the Company's customers and employees; the Company’s ability to fund its operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from the Company’s revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed in the Company’s most recent SEC reports, including but not limited to, the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more of these or other risks or uncertainties materialize (or the consequences of such a development changes), or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those reflected in our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

CONN-G

S.M. Berger & Company
Andrew Berger (216) 464-6400